                               POWER OF ATTORNEY

     I, James D. Gallagher, Director & President of The Manufacturers Life Insurance Company of New York (the "Company"), do hereby constitute and appoint John D. Richardson, John G. Vrysen, David Libbey, Paige Sabine or Tracy Anne Kane, or any of them, my true and lawful attorneys to sign or execute (i) registration statements and reports and other filings to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act") and (ii) reports and other filings to be filed with the SEC (or any other regulatory entity) pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and to do any and all acts and things and to sign or execute any and all instruments for me, in my name, in the capacities indicated below, which said attorney, may deem necessary or advisable to enable the Company to comply with the 1933 Act, the 1940 Act and the 1934 Act, and any rules, regulations an d requirements of the SEC, in connection with such registration statements, reports and filings made under the 1933 Act, the 1940 Act and the 1934 Act, including specifically, but without limitation, power and authority to sign or execute for me, in my name, and in the capacities indicated below, (i) any and all amendments (including post-effective amendments) to such registration statements and (ii) Form 1 O-Ks and Form 10-Qs filed under the 1934 Act; and I do hereby ratify and confirm all that the said a ttorneys, or any of them, shall do or cause to be done by virtue of this power of attorney. This Power of Attorney is intended to supersede any and all prior Power of Attorneys in connection with the above mentioned acts.

SIGNATURE                            TITLE                       DATE


/s/JAMES D. GALLAGHER                Director & President        August 17, 1999
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James D. Gallagher

                               POWER OF ATTORNEY

     I, James R. Boyle, Director of The Manufacturers Life Insurance Company of New York (the "Company"), do hereby constitute and appoint John D. Richardson, James D. Gallagher, John G. Vrysen, David Libbey, Paige Sabine or Tracy Anne Kane, or any of them, my true and lawful attorneys to sign or execute (i) registration statements and reports and other filings to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investm ent Company Act of 1940, as amended (the "1940 Act") and (ii) reports and other filings to be filed with the SEC (or any other regulatory entity) pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and to do any and all acts and things and to sign or execute any and all instruments for me, in my name, in the capacities indicated below, which said attorney, may deem necessary or advisable to enable the Company to comply with the 1933 Act, the 1940 Act and the 1934 Act, and any rules, regulation s and requirements of the SEC, in connection with such registration statements, reports and filings made under the 1933 Act, the 1940 Act and the 1934 Act, including specifically, but without limitation, power and authority to sign or execute for me, in my name, and in the capacities indicated below, (i) any and all amendments (including post-effective amendments) to such registration statements and (ii) Form 10-Ks and Form 10-Qs filed under the 1934 Act; and I do hereby ratify and confirm all that the sai d attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney. This Power of Attorney is intended to supersede any and all prior Power of Attorneys in connection with the above mentioned acts.

SIGNATURE                       TITLE                    DATE


/s/JAMES R. BOYLE               Director                 August 17,1999
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James R. Boyle